UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2011

PLAYBOY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14790	36-4249478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 751-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 5.01 of this report is incorporated herein by reference.

As a result of the transactions described in Item 5.01 of this Current Report on Form 8-K, Playboy Enterprises, Inc. (“Playboy”) notified the New York Stock Exchange (“NYSE”) on March 4, 2011 that the outstanding shares (“Shares”) of its voting Class A common stock, par value $0.01 per share, and non-voting Class B common stock, par value $0.01 per share, would be cancelled and converted in the Merger (as defined in Item 5.01 below), subject to appraisal rights, into the right to receive the Offer Price (as defined in Item 5.01 below), and requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Shares from the NYSE and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Playboy’s Class A common stock was suspended from trading on the NYSE prior to the market opening on March 4, 2011, and Playboy’s Class B common stock was suspended from trading on the NYSE after the close of business on March 4, 2011. On March 4, 2011, the NYSE filed the Form 25 with the SEC. On March 14, 2011, the effective date of the Form 25, Playboy will file a Form 15 with the SEC to deregister the Shares under Section 12(g) of the Exchange Act, and to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to the Rights of Security Holders

The information set forth in Item 5.01 of this report is incorporated herein by reference.

In connection with the Merger, Shares not previously purchased in the Offer (as defined in Item 5.01 below), other than Shares held by Playboy as treasury stock or held by Purchaser or Sub (each as defined in Item 5.01 below), were cancelled and converted, subject to appraisal rights, into the right to receive a price per Share equal to the Offer Price of $6.15 per Share. At the effective time of the Merger, Playboy’s stockholder immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Playboy (other than their rights to receive the Offer Price or to exercise their appraisal rights) and no longer have any interest in Playboy’s future earnings and growth. In addition, each previously granted option to acquire Shares that remained outstanding immediately prior to the effective time of the Merger was automatically cancelled at the effective time of the Merger, and the holder of each such option is entitled to receive a cash payment equal to the excess, if any, of the Offer Price over the exercise price per share of the option. Each previously granted restricted stock award and restricted stock unit outstanding immediately prior to the effective time of the Merger became fully vested and was cancelled and converted into the right to receive the Offer Price of $6.15 per Share, in the same manner as the other Shares not previously purchased in the Offer.

Pursuant to the First Supplemental Indenture between Playboy and Deutsche Bank National Trust Company (as successor to Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)), as trustee, dated as of March 4, 2011, upon the completion of the Merger, each of Playboy’s 3.00% Convertible Senior Subordinated Notes due 2025 (the “Notes”) became convertible solely into the amount of cash equal to the Offer Price of $6.15 per Share multiplied by a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Notes and the conversion rate under the indenture immediately prior to the Merger. The conversion rate is 58.7648, and accordingly, each $1,000 in principal amount is convertible into $361.40. The conversion rate will not be subject to any further adjustment.

The description of the First Supplemental Indenture is qualified in its entirety by the copy thereof, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

As previously announced, Icon Merger Sub, Inc., a Delaware corporation (“Sub”) and a wholly owned subsidiary of Icon Acquisition Holdings, L.P., a Delaware limited partnership (“Purchaser”), successfully completed its offer (the “Offer”) to purchase all of the issued and outstanding Shares for $6.15 per Share, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 24, 2011 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related letters of transmittal. The Offer expired at 5:00 p.m. Eastern time, on March 3, 2011. A total of 18,915,951 Shares (Class A common stock and Class B common stock combined) were tendered into the Offer and not withdrawn, including 559,283 Shares tendered by notice of guaranteed delivery. Sub accepted for purchase, and purchased and paid for, all Shares that were validly tendered. Shares validly tendered in satisfaction of guaranteed delivery procedures will also be accepted for payment and promptly paid the same consideration paid in the Offer.

The Shares purchased in the Offer, together with the Shares contributed to Sub by Mr. Scott N. Flanders, Playboy’s chief executive officer and a director of Playboy, and by trusts controlled by Mr. Hugh M. Hefner, Playboy’s editor-in-chief, chief creative officer and founder, resulted in Sub owning at least 90% of the issued outstanding shares of Playboy’s Class A common stock. Such ownership resulted in Sub having sufficient voting power to approve, and Sub did approve, the merger of Sub with and into Playboy (the “Merger”) without a meeting of Playboy’s stockholders pursuant to Delaware’s “short-form” merger statute. Playboy was the surviving corporation in the Merger and became a wholly owned subsidiary of Purchaser. In the Merger, Shares not previously purchased in the Offer, other than Shares held by Playboy as treasury stock or held by Purchaser or Sub, were cancelled and converted, subject to appraisal rights, into the right to receive a price per Share equal to the Offer Price of $6.15 per Share.

Based on the Offer Price of $6.15 per Share and the 18,915,951 Shares validly tendered and accepted for purchase (including the Shares tendered by notice of guaranteed delivery), the amount paid to acquire such Shares was approximately $116.3 million. The amount paid to acquire the remaining Shares not tendered in the Offer but pursuant to the Merger was approximately an additional $21.5 million. In addition, approximately $10.1 million was paid in respect of outstanding options to acquire Shares and restricted stock awards. Purchaser and Sub have funded the acquisition of the Shares, options and restricted stock awards with a combination of debt financing and equity financing as described in the Offer to Purchase.

The Offer was made pursuant to the Agreement and Plan of Merger dated as of January 9, 2011 by and among Playboy, Purchaser and Sub, a copy of which was filed as an exhibit to, and the material terms of which were described in, Playboy’s Current Report on Form 8-K filed with the SEC on January 11, 2011 and is incorporated herein by reference.

On March 4, 2011, Playboy issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the effective time of the Merger on March 4, 2011, the following directors resigned from Playboy’s board of directors: David I. Chemerow, Dennis S. Bookshester, Charles Hirschhorn, Sol Rosenthal and Kai-Shing Tao.

As of the effective time of the Merger on March 4, 2011, Richard S. Rosenzweig and Scott N. Flanders were the directors of Playboy. Immediately after the Merger, Bernhard L. Kohn, III was appointed as an additional director of Playboy.

The officers of Playboy immediately prior to the Merger remained the officers of Playboy after the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the effective time of the Merger, the certificate of incorporation of Sub in effect immediately prior to the effective time of the Merger became the certificate of incorporation of Playboy (the “Certificate of Incorporation”). The Certificate of Incorporation contains provisions that, among other things, (i) authorize the issuance of one class of common stock with a par value of $0.01 per share, (ii) relate to the indemnification of Playboy’s directors and officers and (iii) provide generally for the purpose and operation of the company. The Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

As of the effective time of the Merger, the bylaws of Sub in effect immediately prior to the effective time of the Merger became the bylaws of Playboy. The bylaws of Playboy are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Playboy Enterprises, Inc.

3.2	Bylaws of Playboy Enterprises, Inc.

4.1	First Supplemental Indenture between Playboy Enterprises, Inc. and Deutsche Bank National Trust Company (as successor to Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)).

99.1	Press Release issued on March 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011

Playboy Enterprises, Inc.

By:	/s/ Scott N. Flanders
Scott N. Flanders
Chief Executive Officer